Exhibit 99.1

Semtech Acquires Assets of EnVerv

CAMARILLO, Calif.--(BUSINESS WIRE)--January 14, 2015--Semtech Corporation (Nasdaq: SMTC), a leading supplier of analog and mixed-signal semiconductors, today announced that it has completed the acquisition of assets of EnVerv, Inc., a privately-held supplier of Power Line Communications and Smart Grid solutions targeted at advanced metering infrastructure, home energy management systems and Internet of Things applications. In conjunction with the asset acquisition, the EnVerv team of employees has joined Semtech. The Company expects the acquisition to be neutral to its full year Fiscal 2016 results. Terms of the transaction were not disclosed.

Power Line Communications (PLC) technology enables communications via low-voltage (LV) and medium-voltage (MV) power lines providing an effective means for communications for Global Utility providers implementing Smart Metering solutions and for Telecom service providers implementing home gateway solutions. The PLC technology is complementary to Semtech’s LoRa™ platforms, enabling Semtech to deliver a single platform that provides as close to 100% network coverage as possible in metering, machine to machine (M2M) and Internet of Things (IoT) markets.

“We are pleased to welcome the EnVerv team to Semtech. The acquisition is consistent with our philosophy of acquiring key system level competencies that position Semtech for future growth in targeted application segments. PLC technology is highly complementary to our current wireless LoRa solutions and expands Semtech’s available market beyond the industrial wireless segment into the industrial PLC market and the residential gateway market. We believe that the Smart Home and the Smart Grid are still in their early stages of global development, and having both PLC and wireless technologies positions us well to take advantage of both segments,” said Mohan Maheswaran, President and Chief Executive Officer of Semtech Corporation.

Forward-Looking and Cautionary Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended, based on the current expectations of Semtech Corporation and its subsidiaries, including, without limitation, the assets of EnVerv (collectively, the “Company”), about the Company’s operations, industry, products, performance and business initiatives. Statements containing words such as “may,” or “expects,” or other similar expressions constitute forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that could cause actual results and events to differ materially from those projected. Potential factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: risks associated with the integration of the acquired assets and business; the launch or commercialization of new products, applications, systems or technologies, or the success of new business initiatives; the Company’s inability to retain key personnel; problems associated with the acquired business’ operations, systems or technologies; as well as the risk factors disclosed in the Company’s filings with the Securities and Exchange Commission (www.sec.gov), including, without limitation, information under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors.” Any such forward-looking information should not be regarded as representations or guarantees by the Company of future performance or results, or that its objectives or plans will be achieved, or that any of its operating expectations or financial forecasts will be realized. Investors are cautioned not to place undue reliance on any forward-looking information contained herein, which reflect management’s analysis only as of the date hereof. Except as required by law, the Company assumes no obligation to publicly release the results of any update or revision to any forward-looking statements that may be made to reflect new information, events or circumstances after the date hereof or to reflect the occurrence of unanticipated or future events, or otherwise.

About Semtech

Semtech Corporation is a leading supplier of analog and mixed-signal semiconductors for high-end consumer, enterprise computing, communications and industrial equipment. Products are designed to benefit the engineering community as well as the global community. The Company is dedicated to reducing the impact it, and its products, have on the environment. Internal green programs seek to reduce waste through material and manufacturing control, use of green technology and designing for resource reduction. Publicly traded since 1967, Semtech is listed on the NASDAQ Global Select Market under the symbol SMTC. For more information, visit http://www.semtech.com.

Semtech and the Semtech logo are registered marks, and LoRa is a trademark, of Semtech Corporation.

CONTACT:
Semtech Corporation
Sandy Harrison, 805-480-2004
webir@semtech.com